EXHIBIT 99.3

ESSEX CORPORATION and SUBSIDIARY

and ADAPTIVE OPTICS ASSOCIATES, INC.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Introduction

Pursuant to a Stock Purchase Agreement dated September 19, 2006 by and among Essex Corporation (“Essex” or the “Company”), Adaptive Optics Associates, Inc. (“AOA”), MTLG Investments, Inc. and Metrologic Instruments, Inc., Essex acquired all of the issued and outstanding shares of AOA from MTLG Investments, Inc. The transaction became effective as of October 1, 2006.

Pro Forma financial information, prepared as if the transaction were consummated on January 1, 2005 (the beginning of the Company’s fiscal year), is presented as follows.

1.	Pro Forma Consolidated Statement of Operations for the Fiscal Year Ended Dec 31, 2005 (unaudited)

2.	Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006 (unaudited)

3.	Pro Forma Balance Sheet as of September 30, 2006 (unaudited)

4.	Notes to Pro Forma Financial Information (unaudited)

Essex Corporation and Subsidiary

and Adaptive Optics Associates, Inc (AOA)

Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended

December 31, 2005

Unaudited

(In thousands, except for per share amounts)

	Historical
	Essex	AOA	Total	Pro Forma Adjustments & Elminations		Pro Forma Adjusted Total
		(Note A)
Revenues
Services and products	$135,577	$32,136	$167,713	$0		$167,713
Purchased Materials	24,224	0	24,224	0		24,224

Total	159,801	32,136	$191,937	0		191,937

Cost of Goods Sold and Services Produced Provided:
Services and products	(93,436)	(18,255)	(111,691)	0		(111,691)
Purchased materials	(22,541)	0	(22,541)	0		(22,541)

Total	(115,977)	(18,255)	(134,232)	0		134,232
Gross Margin	43,824	13,881	57,705	0		57,705
Selling, general and administrative expenses	(30,198)	(9,911)	(40,109)	(818	)E1	(40,927)
Research and development	(2,815)	(1,083)	(3,898)	0		(3,898)
Amortization of other intangible assets	(3,504)	0	(3,504)	(728	)E1	(4,232)

Operating Income	7,307	2,887	10,194	(1,546)		8,648
Interest/dividend Income (expenses), net	1,314	(553)	761	(2,061	)E2	(1,300)

Income Before Income Taxes	8,621	2,334	10,955	(3,607)		7,348
Provision for income taxes	(66)	(906)	(972)	1,400	E3	428

Net Income	$8,555	$1,428	$9,983	$(2,207)		$7,776

Basic Earnings Per Common Share	$0.40		$0.47			$0.37
Diluted Earnings Per Common Share	$0.38		$0.44			$0.34
Weighted Average Number of Essex Shares Outstanding
Basic	21,210		21,210			21,210
Effect of dilution - Stock options	1,546		1,546			1,546

Diluted	22,756		22,756			22,756

The accompanying notes are an integral part of these pro forma financial statements

Essex Corporation and Subsidiary

and Adaptive Optics Associates, Inc (AOA)

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended

September 30, 2006

Unaudited

(In thousands, except for per share amounts)

	Historical
	Essex	AOA	Total	Pro Forma Adjustments & Elminations		Pro Forma Adjusted Total
		(Note A)
Revenues
Services and products	$142,387	$28,824	$171,211	$0		$171,211
Purchased Materials	42,233	0	42,233	0		42,233

Total	184,620	28,824	$213,444	0		213,444

Cost of Goods Sold and Services Produced Provided:
Services and products	(99,680)	(15,640)	(115,320)	0		(115,320)
Purchased materials	(39,396)	0	(39,396)	0		(39,396)

Total	(139,076)	(15,640)	(154,716)	0		(154,716)
Gross Margin	45,544	13,184	58,728	0		58,728
Selling, general and administrative expenses	(31,177)	(8,839)	(40,016)	(613	)E1	(40,629)
Research and development	(3,793)	(789)	(4,582)	0		(4,582)
Amortization of other intangible assets	(1,750)	0	(1,750)	(117	)E1	(1,867)

Operating Income	8,824	3,556	12,380	(730)		11,650
Interest/dividend Income (expenses), net	527	(428)	99	(1,074	)E2	(975)

Income Before Income Taxes	9,351	3,128	12,479	(1,804)		10,675
Provision for income taxes	(3,309)	(1,251)	(4,560)	722	E3	3,839

Net Income	$6,042	$1,877	$7,919	$(1,082)		$6,836

Basic Earnings Per Common Share	$0.28		$0.37			$0.32
Diluted Earnings Per Common Share	$0.26		$0.35			$0.30
Weighted Average Number of Essex Shares Outstanding
Basic	21,622		21,622			21,622
Effect of dilution - Stock options	1,313		1,313			1,313

Diluted	22,935		22,935			22,935

The accompanying notes are an integral part of these pro forma financial statements

Essex Corporation and Subsidiary

and Adaptive Optics Associates, Inc (AOA)

Pro Forma Consolidated Balance Sheet

As of September 30, 2006

Unaudited

(In thousands)

	Historical
	Essex	AOA	Total	Pro Forma Adjustments & Elminations		Pro Forma Adjusted Total
		(Note A)
ASSETS
Current Assets
Cash and cash Equivalents	$20,704	$(659)	$20,045	$(20,266	)D1	$(221)
Accounts receivable, net	42,920	7,088	50,008	0		50,008
Note receivable, current portion	867	0	867	0		867
Deferred tax assets, current portion	2,335	0	2,335	326	D2	2,661
Prepayments, inventory, net and other	2,265	2,594	4,859	0		4,859

Total Current Assets	69,091	9,023	78,114	(19,940)		58,174

Property and equipment, net	20,909	3,383	24,292	2,453	D3	26,745
Other Assets
Goodwill	86,707	10,679	97,386	16,792	D4	114,178
Patents, net	449	223	672	0		672
Other intangible assets, net	3,819	0	3,819	1,208	D5	5,027
Note receivable - non-current	666	0	666	0		666
Deferred tax assets - non-current	395	0	395	0		395
Other	1,734	30	1,764	0		1,764

Total Other Assets	93,770	10,932	104,702	18,000		122,702

TOTAL ASSETS	$183,770	$23,338	$207,108	$513		$207,621

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$10,709	$613	$11,322	$0		11,322
Note payable	0	0	0	20,117	D1	20,117
Payable to Metrologic Instruments, Inc.	0	234	234	(234	)D6	0
Accrued wages and vacation	6,034	231	6,265	0		6,265
Accrued retirement plans contribution payable	510	0	510	0		510
Other accrued expenses	12,405	1,894	14,299	836	D7, D8	15,135
Capital leases	41	0	41	0		41

Total Current Liabilities	29,699	2,972	32,671	20,719		53,390

Deferred tax liabilities, non-current portion	0	453	453	(293	)D2	160
Long-term debt	43	0	43	0		43

Total Liabilities	29,742	3,425	33,167	20,426		53,593

Shareholders’ Equity
Common stock, no par value; 50 million shares authorized, 21,756 and 21,438 shares issued and outstanding, respectively	143,576	0	143,576	0		143,576
Additional paid-in capital	7,841	12,670	20,396	(12,670	)D9	7,841
Accumulated earnings	2,611	7,243	9,969	(7,243	)D9	2,611

Total Shareholders’ Equity	154,028	19,913	173,941	(19,913)		154,028

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$183,770	$23,338	$207,108	$513		$207,621

The accompanying notes are an integral part of these pro forma financial statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note A: Historical Information

The financial information shown for Essex Corporation and Subsidiary (“Essex” or the “Company”) represents information from the Company’s Form 10-K for the year ended December 31, 2005, and Form 10-Q for the nine month period ended September 30, 2006.

The financial information for Adaptive Optics Associates, Inc (“AOA”) was derived from its audited financial information for the year ended December 31, 2005, as well as unaudited internal financial information for the nine months ended September 30, 2006.

Note B: Agreement to acquire Adaptive Optics Associates

Effective October 1, 2006, under a Stock Purchase Agreement (the “Purchase Agreement”) between the Company, MTLG Investments, Inc. and Metrologic Instruments, Inc. (“Metrologic”), the Company acquired all of the outstanding stock of AOA. Under the terms of the Purchase Agreement, the Company paid $40.3 million in cash, subject to post closing adjustment in the event AOA’s adjusted net working capital (as defined in the Purchase Agreement) as of September 30, 2006, exceeded or was less than $5.65 million.

The working capital adjustment is currently estimated to be approximately $636,000 payable to Metrologic.

The Company also incurred accounting and legal expenses of approximately $133,000.

The following table summarizes the estimated fair value of assets acquired and liabilities assumed at the date of acquisition.

Current assets	9,349
Equipment and other	5,836
Other assets	30
Goodwill	27,471
Intangible assets	1,431

Total assets acquired	44,117

Current liabilities	(3,574)
Long term liabilities	(160)

Net assets acquired	$40,383

If Essex chooses to make an election under Section 338(h)(10) of the Internal Revenue Code to treat the sale of AOA’s stock, for tax purposes, as if the transaction were structured as a sale of all of AOA’s assets, Essex has agreed to increase the purchase price to the extent necessary to cover any increased tax liability to Metrologic as a result of such tax election.

Note C: Common Stock

Essex common stock is no par value with 50 million shares authorized. For historical purposes, there were 21,438,174 shares issued and outstanding as of December 31, 2005, and 21,755,617 at September 30, 2006. There were 22,756,363 and 22,935,015 diluted weighted average common shares outstanding during fiscal 2005 and in the first nine months of 2006, respectively.

Note D: Pro Forma Consolidated Balance Sheet (unaudited)

The Pro Forma Consolidated Balance Sheet has been prepared to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired as noted above, including the elimination of AOA’s equity account. Adjustments included on the balance sheet:

1) Amount of existing cash applied to purchase price and debt assumed to complete the transaction (debt equates to purchase price plus transaction costs less majority of Essex cash balance at September 30, 2006).

2) Deferred tax adjustments associated with purchase accounting.

3) Increase in valuation of AOA’s tangible assets.

4) Net effect of elimination of AOA Goodwill at September 30, 2006 and the amount of the purchase price allocated to Goodwill for the AOA acquisition.

5) Valuation of AOA’s intangible assets.

6) Elimination of payable to Metrologic against goodwill.

7) Accrued expense for estimated potential payment of working capital adjustment of approximately $636,000.

8) $200,000 estimated for unrecorded liabilities and costs at the purchase date that would not be repaid by Metrologic. Any balance of this amount will reduce goodwill when or if it is determined that it is no longer needed.

9) Elimination of AOA equity accounts.

Note E: Pro Forma Consolidated Statements of Operations (Unaudited)

The Pro Forma Consolidated Statements of Operations have been prepared on the basis of the following assumptions

1) Amortizable intangible assets of approximately $1.2 million were primarily related to contracts.

Amortization is calculated on a straight-line basis relative to the operating results of the contract portfolio. Pro forma amortization of other intangibles was $728,00 million in 2005, and $117,000 for the nine months ended September 30, 2006.

Property and equipment pro forma of the fair value adjustment increased depreciation expense by $818,000 in 2005 and $613,000 in the nine months ended September 30, 2006, based on 36 month straight line depreciation.

2) Interest expense of $1.3 million for 2005 and $975,000 for the nine months ended September 30, 2006, was calculated on a straighline basis based upon an approximate $20M in debt at 6.5% (LIBOR plus 1.25 percent based upon Bank of America terms; LIBOR estimated at 5.25%). Pro forma adjustment amounted to approximately $2.1 million in 2005 and $876,000 in the nine months ended September 30, 2006.

3) Pro Forma adjustments were calculated using a estimated statutory tax rate of 38.8% for 2005 and 40% for 2006.